Exhibit 99.1

News Release

VICTORY CAPITAL REPORTS FIRST QUARTER 2018 RESULTS

First Quarter 2018 Highlights(1)

•            Assets under management (“AUM”) of $60.9 billion as of March 31, 2018, an 8% increase from March 31, 2017

•            Strong investment performance, with 87% of AUM outperforming its respective benchmarks over the trailing one-year period, 71% over the three-year period, 83% over the five-year period, and 79% over the ten-year period ended March 31, 2018

•            Net outflows of $633 million

•            $105 million in revenue, a 4% increase from the first quarter of 2017

•            GAAP earnings of $0.16 per diluted share, a 100% increase over the GAAP earnings per diluted share for the first quarter of 2017

•            Adjusted Net Income with tax benefit per diluted share of $0.40, a 33% increase over the Adjusted Net Income with tax benefit per diluted share for the first quarter of 2017

•            Operating margin of 26.0%, up from 19.4% in the first quarter of 2017

•            Adjusted EBITDA margin of 37.9%, up from 33.4% in the first quarter of 2017

Cleveland, Ohio, May 8, 2018 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported its results for the first quarter ended March 31, 2018.

“In a quarter that marked a return to volatility for the equity markets, I am pleased to report that Victory Capital delivered very solid results, said David Brown, Chairman and Chief Executive Officer. Our Investment Franchises and Solutions Platform continued to deliver compelling long-term investment performance, gross flows for the quarter remained robust at $3.7 billion, and operating margins were strong.

“We continue to achieve strong momentum in our Solutions Platform, including our VictoryShares ETFs. AUM in our ETFs grew to $2.7 billion, an increase of nearly 19% quarter over quarter, and we expect client demand for rules-based strategic beta strategies to continue to grow throughout 2018.

“Total AUM was $60.9 billion as of March 31, 2018, an 8% increase from March 31, 2017. AUM declined from $61.8 billion at December 31, 2017, due to market depreciation and net outflows of $633 million for the quarter. Given the elevated level of client rebalancing activity we experienced and the lumpiness of our business quarter to quarter with respect to flows, the outflows were not outside our expectations. These results follow a net-flow-positive Q4 2017, highlighting the importance of looking at flows on an annual basis versus quarter to quarter.

“Looking ahead, we remain committed to creating long-term value for our shareholders through the disciplined execution of our corporate vision, which combines strategic acquisitions with organic growth. We believe our next generation, integrated multi-boutique business model is attractive to investment firms looking for a strategic partner, and we have an active pipeline of potential M&A opportunities. Additionally, we continue to focus on growing organically by leveraging the capabilities of our Franchises and Solutions Platform. Our “won-but-not-funded” pipeline is healthy as are our overall sales prospects. As in the past, serving the needs of our clients remains our top priority.”

(1)  Adjusted measures are non-GAAP financial measures.  An explanation of these non-GAAP financial measures is included under the heading “Information Regarding Non-GAAP Financial Measures” at the end of this press release.  Please see the non-GAAP reconciliation tables.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Assets Under Management
Ending	$60,855	$61,771	$56,622
Average	62,020	60,354	56,277

Flows
Gross	$3,685	$4,371	$4,725
Net	(633)	294	(386)
Net flows excluding Diversified Equity(1)	(633)	294	(54)

Consolidated Financial Results (GAAP)
Revenue	$105.0	$105.6	$100.7
Operating expenses	77.7	78.7	81.1
Income from operations	27.3	26.9	19.6
Operating margin	26.0%	25.5%	19.4%
Net income	10.5	11.2	4.4
Earnings per diluted share	$0.16	$0.19	$0.08

Adjusted Performance Results (Non-GAAP)(2)
Adjusted EBITDA	$39.8	$40.0	$33.6
Adjusted EBITDA margin	37.9%	37.9%	33.4%
Adjusted net income	23.1	18.1	13.0
Tax benefit of goodwill and acquired intangibles	3.3	5.0	4.9
Adjusted net income with tax benefit	26.4	23.1	17.9
Adjusted net income with tax benefit per diluted share	$0.40	$0.39	$0.30

(1) In May 2017, the Company made a decision to exit the Diversified Equity Franchise; all remaining AUM was transferred to the Munder Capital Management Franchise to manage beginning May 15, 2017.

(2) Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures.  Reconciliation of each of Adjusted EBITDA and Adjusted Net Income to net income have been provided in the non-GAAP reconciliation tables in this press release.  An explanation of these non-GAAP financial measures is included below under the heading “Information Regarding Non-GAAP Financial Measures”.

AUM, Flows and Investment Performance

Victory Capital’s AUM declined by $0.9 billion to $60.9 billion at March 31, 2018, compared to $61.8 billion at December 31, 2017. The decrease was due to market depreciation of $0.3 billion and net outflows of $0.6 billion. Gross flows for the first quarter were $3.7 billion.

As of March 31, 2018, Victory Capital offered 72 investment strategies through its nine autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM and strategies as of March 31, 2018.

	Trailing	Trailing	Trailing	Trailing
	1-Year	3-Years	5-Years	10-Years
Percentage of AUM Outperforming Benchmark	87%	71%	83%	79%
Percentage of Strategies Outperforming Benchmark	75%	70%	76%	72%

First Quarter of 2018 Compared to Fourth Quarter of 2017

For the quarter ended March 31, 2018, GAAP net income declined 6% to $10.5 million, or $0.16 per diluted share, compared to GAAP net income of $11.2 million, or $0.19 per diluted share, for the fourth quarter of 2017. GAAP operating margin was 26.0% for the quarter compared to 25.5% for the fourth quarter of 2017. Adjusted Net Income with tax benefit increased 14% to $26.4 million, or $0.40 per diluted share comprised of $0.35 per diluted share in Adjusted Net Income and $0.05 per diluted share in tax benefit, compared to $23.1 million, or $0.39 per diluted share comprised of $0.30 per diluted share in Adjusted Net Income and $0.09 per diluted share in tax benefit, for the fourth quarter of 2017.

Adjusted EBITDA and Adjusted EBITDA margin were $39.8 million and 37.9%, respectively, for the first quarter of 2018, essentially flat compared to the fourth quarter of 2017.

•                  Revenue was $105.0 million, a slight decline from $105.6 million for the fourth quarter of 2017.

•                  Operating expenses declined to $77.7 million, compared to $78.7 million in the fourth quarter of 2017 due to operating efficiencies, partially offset by costs associated with the debt refinancing.

First Quarter of 2018 Compared to First Quarter of 2017

For the quarter ended March 31, 2018, GAAP net income was $10.5 million, or $0.16 per diluted share, compared to $4.4 million, or $0.08 per diluted share, in the first quarter of 2017. GAAP operating margin increased to 26.0% for the quarter from 19.4% for the first quarter of 2017. Adjusted Net Income with tax benefit increased 47% to $26.4 million, or $0.40 per diluted share comprised of $0.35 per diluted share in Adjusted Net Income and $0.05 per diluted share in tax benefit in the first quarter of 2018, compared to $17.9 million, or $0.30 per diluted share comprised of $0.22 per diluted share in Adjusted Net Income and $0.08 per diluted share in tax benefit, in the first quarter of 2017.

Adjusted EBITDA and Adjusted EBITDA margin were $39.8 million and 37.9%, respectively, for the first quarter of 2018, compared to $33.6 million and 33.4%, respectively, for the first quarter a year ago. Net income, Adjusted Net Income and Adjusted EBITDA increased due to higher revenue coupled with operational efficiencies, the successful integration of RS Investments and, specific to net income and Adjusted Net Income, a reduction in the tax rate and decreased interest expense during the quarter as a result of refinancing activities which were partially offset by one-time write-offs of debt issuance and debt discount costs.

•                  Revenue increased $4.3 million to $105.0 million, compared to $100.7 million for the first quarter of 2017, due to higher average AUM, partially offset by a decrease in the realized fee rate due to asset mix.

•                  Operating expenses decreased 4% to $77.7 million, compared to $81.1 million in the first quarter of 2017, primarily due to operational efficiencies and the successful integration of RS Investments.

Balance Sheet / Capital Management

Cash and cash equivalents were $12.3 million at March 31, 2018, compared to $12.9 million at December 31, 2017. During the quarter, the Company concurrently executed a $166.5 million IPO and $360.0 million debt refinancing which provided the Company with a 7-year term loan facility and established a 5-year revolving credit facility with aggregate commitments of $50.0 million.  The Company used the net IPO proceeds of $156.5 million, which included the net proceeds from the underwriters’ exercise of their option to purchase additional shares, and $20.2 million of cash on hand to pay debt down from $499.7 million at year end to $323.0 million at March 31, 2018, a 35% reduction during the quarter.

Subsequent to quarter-end, the Company paid down an additional $18.0 million of debt, bringing its term loan balance to $305.0 million at May 8, 2018. The Company also increased its revolving credit facility to $100.0 million.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 10:00 a.m. Eastern Time today, May 8, 2018, to discuss its financial results.  Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (866) 465-5145.  A recorded replay can be accessed through May 22, 2018 by dialing (855) 859-2056; passcode: 6887603.

A slide presentation relating to the first quarter 2018 results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Events and Presentations page of the Company’s investor relations website at https://ir.vcm.com.

About Victory Capital

Victory Capital is an investment management firm operating a next-generation, integrated multi-boutique business model with $60.9 billion in assets under management as of March 31, 2018.

Victory Capital’s differentiated model is comprised of nine Investment Franchises, each with an independent culture and investment approach. Additionally, the Company offers a rules-based Solutions Platform, featuring the VictoryShares ETF brand, as well as custom and multi-asset class solutions. The Company’s Investment Franchises and Solutions Platform are supported by a centralized distribution, marketing and operational environment, in which the investment professionals can focus on the pursuit of investment excellence.

Victory Capital provides institutions, financial advisors and retirement platforms with a variety of asset classes and investment vehicles, including separately managed accounts, collective trusts, mutual funds, ETFs and UMA/SMA vehicles.

For more information, please visit www.vcm.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an “investment company” under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under “Risk Factors” and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

INVESTOR RELATIONS WEBSITE

Victory Capital may use the Investor Relations section of its website, https://ir.vcm.com, to disclose material information to investors and the marketplace as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation Fair Disclosure (“Reg FD”).  Victory Capital encourages investors, the media and other interested parties to visit its investor relations website regularly.

Contacts

Investors:

Lauren Crawford, 310-622-8239

lcrawford@finprofiles.com

Media:
Tricia Ross, 310-622-8226

tross@finprofiles.com

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(unaudited; in thousands except shares)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenue
Investment management fees	$89,130	$89,206	$84,115
Fund administration and distribution fees	15,834	16,440	16,546
Total revenue	104,964	105,646	100,661

Expenses
Personnel compensation and benefits	36,803	37,339	35,650
Distribution and other asset-based expenses	25,161	25,213	26,881
General and administrative	9,056	7,947	8,921
Depreciation and amortization	6,412	6,570	8,154
Change in value of consideration payable for acquisition of business	—	(269)	—
Acquisition-related costs	—	659	363
Restructuring and integration costs	264	1,261	1,130
Total operating expenses	77,696	78,720	81,099

Income from operations	27,268	26,926	19,562
Operating margin	26.0%	25.5%	19.4%

Other income (expense)
Interest income and other income/(expense)	(37)	(2,097)	345
Interest expense and other financing costs	(7,092)	(10,308)	(12,628)
Loss on debt extinguishment	(6,058)	—	—
Total other income (expense), net	(13,187)	(12,405)	(12,283)
Income before income taxes	14,081	14,521	7,279

Income tax expense	(3,557)	(3,312)	(2,866)
Net income	$10,524	$11,209	$4,413
Earnings per share - basic	$0.17	$0.20	$0.08
Earnings per share - diluted	0.16	0.19	0.08
Weighted average shares outstanding - basic	61,599,057	55,119,711	54,813,823
Weighted average shares outstanding - diluted	66,283,621	59,768,134	58,746,227
Dividends declared per share	$—	$0.23	$2.19

Victory Capital Holdings, Inc. and Subsidiaries

Reconcilation of GAAP to Non-GAAP Measures

(unaudited; in thousands except shares)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Net income	$10,524	$11,209	$4,413
GAAP income tax expense	(3,557)	(3,312)	(2,866)
Income before taxes	$14,081	$14,521	$7,279
Interest expense	8,094	9,328	11,596
Depreciation	736	895	915
Other business taxes	375	428	450
GAAP amortization of acquisition-related intangibles	5,676	5,676	7,238
Stock-based compensation	3,322	1,740	2,301
Acquisition, restructuring and exit costs	518	6,001	2,603
Debt issuance costs	6,702	788	914
Pre-IPO governance expenses	141	347	288
Earnings/losses from equity method investments	137	319	—
Adjusted EBITDA	$39,782	$40,043	$33,584
Adjusted EBITDA margin	37.9%	37.9%	33.4%

Net income	$10,524	$11,209	$4,413
Adjustment to reflect the operating performance of the Company
Other business taxes	375	428	450
GAAP amortization of acquisition-related intangibles	5,676	5,676	7,238
Stock-based compensation	3,322	1,740	2,301
Acquisition, restructuring and exit costs	518	6,001	2,603
Debt issuance costs	6,702	788	914
Pre-IPO governance expenses	141	347	288
Tax effect of above adjustments	(4,183)	(5,692)	(5,242)
Remeasurement of net deferred taxes	—	(2,422)	—
Adjusted net income	$23,075	$18,075	$12,965
Adjusted net income per diluted share	$0.35	$0.30	$0.22

Tax benefit of goodwill and acquired intangibles	$3,320	$4,998	$4,891
Tax benefit of goodwill and acquired intangibles per diluted share	$0.05	$0.09	$0.08

Adjusted net income with tax benefit	$26,395	$23,073	$17,856
Adjusted net income with tax benefit per diluted share	$0.40	$0.39	$0.30

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except for shares)

	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$12,296	$12,921
Receivables	54,763	55,917
Prepaid expenses	4,102	5,441
Investments	12,243	11,336
Property and equipment, net	8,776	8,844
Goodwill	284,108	284,108
Other intangible assets, net	402,325	408,000
Other assets	6,532	6,055
Total assets	$785,145	$792,622

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$25,396	$21,996
Accrued compensation and benefits	21,031	29,305
Consideration payable for acquisition of business	9,997	9,856
Deferred tax liability, net	5,582	4,068
Other liabilities	13,878	12,989
Long-term debt(1)	310,435	483,225
Total liabilities	386,319	561,439

Stockholders’ equity:
Common stock, $0.01 par value per share: 2018 - no shares authorized, issued and outstanding; 2017 - 78,837,300 shares authorized, 57,182,730 issued and 55,118,673 shares outstanding	—	572
Class A common stock, $0.01 par value per share: 2018 - 400,000,000 shares authorized, 12,899,315 shares issued and outstanding; 2017 - no shares authorized, issued and outstanding	129	—
Class B common stock, $0.01 par value per share: 2018 - 200,000,000 shares authorized, 57,115,842 shares issued and 55,051,785 shares outstanding; 2017 - no shares authorized, issued and outstanding	571	—
Additional paid-in capital	591,038	435,334
Treasury stock, at cost: 2018 and 2017 - 2,064,057 shares	(20,899)	(20,899)
Accumulated other comprehensive loss	98	64
Retained deficit	(172,111)	(183,888)
Total stockholders’ equity	398,826	231,183
Total liabilities and stockholders’ equity	$785,145	$792,622

(1) Balance at March 31, 2018 is shown net of unamortized loan discount and debt issuance costs in the amount of $12.6 million.  The gross amount of the debt outstanding  was $323.0 million.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management

(unaudited; in millions)

	For the Three Months Ended			% Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2018	2017	2017	2017	2017
Beginning assets under management	$61,771	$58,997	$54,965	5%	12%
Gross client cash inflows	3,685	4,371	4,725	-16%	-22%
Gross client cash outflows	(4,318)	(4,077)	(5,111)	6%	-16%
Net client cash flows	(633)	294	(386)	N/M	64%
Market appreciation (depreciation)	(275)	2,575	2,042	N/M	N/M
Net transfers	(8)	(95)	—	-92%	N/M
Ending assets under management	60,855	61,771	56,622	-1%	7%
Average assets under management	62,020	60,354	56,277	3%	10%
Net client cash flows excluding Diversified Equity	(633)	294	(54)	N/M	1072%

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

	By Asset Class
For the Three Months Ended	U.S. Mid Cap Equity	U.S. Small Cap Equity	Fixed Income	U.S. Large Cap Equity	Global / Non-U.S. Equity	Solutions	Commodity	Other	Total
March 31, 2018
Beginning assets under management	$25,185	$15,308	$7,551	$4,789	$4,105	$3,028	$1,419	$386	$61,771
Gross client cash inflows	1,203	776	394	55	443	606	127	81	3,685
Gross client cash outflows	(2,080)	(922)	(640)	(211)	(220)	(77)	(146)	(22)	(4,318)
Net client cash flows	(877)	(146)	(246)	(156)	223	529	(19)	59	(633)
Market appreciation (depreciation)	(103)	(67)	6	3	14	(34)	(102)	8	(275)
Net transfers	—	—	—	(1)	(8)	40	—	(39)	(8)
Ending assets under management	24,205	15,095	7,311	4,635	4,334	3,563	1,298	414	60,855

December 31, 2017
Beginning assets under management	$23,389	$14,833	$7,777	$4,806	$3,735	$2,591	$1,517	$349	$58,997
Gross client cash inflows	2,335	716	403	57	366	377	71	46	4,371
Gross client cash outflows	(1,819)	(873)	(654)	(282)	(211)	(62)	(154)	(22)	(4,077)
Net client cash flows	515	(158)	(251)	(225)	155	315	(83)	24	294
Market appreciation (depreciation)	1,281	633	68	210	232	150	(16)	18	2,575
Net transfers	0	0	(43)	(1)	(18)	(28)	0	(5)	(95)
Ending assets under management	25,185	15,308	7,551	4,789	4,105	3,028	1,419	386	61,771

March 31, 2017
Beginning assets under management	$20,083	$14,090	$7,726	$5,921	$3,460	$1,602	$1,882	$202	$54,965
Gross client cash inflows	2,209	1,249	503	68	208	347	108	33	4,725
Gross client cash outflows	(1,873)	(1,201)	(588)	(711)	(472)	(47)	(205)	(14)	(5,111)
Net client cash flows	336	48	(85)	(643)	(264)	300	(97)	19	(386)
Market appreciation (depreciation)	1,135	418	117	7	286	68	(15)	26	2,042
Net transfers	$1		$(2)	$—	$—	$—	$—	$1	—
Ending assets under management	21,555	14,556	7,756	5,285	3,482	1,970	1,770	248	56,622

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

	By Vehicle
For the Three Months Ended	Mutual Funds(1)	ETFs	Separate Accounts and Other Vehicles(2)	Total
March 31, 2018
Beginning assets under management	$37,967	$2,250	$21,555	$61,771
Gross client cash inflows	2,626	481	578	3,685
Gross client cash outflows	(3,266)	(29)	(1,023)	(4,318)
Net client cash flows	(640)	452	(445)	(633)
Market appreciation (depreciation)	(307)	(28)	60	(275)
Net transfers	(31)	—	22	(8)
Ending assets under management	$36,989	$2,674	$21,192	$60,855

December 31, 2017
Beginning assets under management	$37,341	$1,875	$19,782	$58,997
Gross client cash inflows	2,264	278	1,829	4,371
Gross client cash outflows	(3,121)	(16)	(941)	(4,077)
Net client cash flows	(857)	262	889	294
Market appreciation (depreciation)	1,577	113	886	2,575
Net transfers	(93)	—	(2)	(95)
Ending assets under management	$37,967	$2,250	$21,555	$61,771

March 31, 2017
Beginning assets under management	$33,975	$906	$20,085	$54,965
Gross client cash inflows	3,945	317	463	4,725
Gross client cash outflows	(3,635)	(2)	(1,474)	(5,111)
Net client cash flows	310	315	(1,011)	(386)
Market appreciation (depreciation)	1,360	46	636	2,042
Net transfers	(5)	—	5	—
Ending assets under management	$35,640	$1,267	$19,715	$56,622

(1) Includes institutional and retail share classes and VIP funds.

(2) Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the business.  These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the business. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP net income to calculate Adjusted EBITDA are:

•                  Adding back GAAP income tax;

•                  Adding back interest paid on debt and other financing costs net of interest income;

•                  Adding back depreciation on property and equipment;

•                  Adding back other business taxes;

•                  Adding back GAAP amortization of acquisition-related intangibles;

•                  Adding back the expense associated with stock-based compensation associated with equity issued from pools that were created in connection with the management-led buyout with Crestview GP from KeyCorp, the Munder Acquisition and the RS Acquisition and as a result of any equity grants related to the IPO;

•                  Adding back direct incremental costs of acquisitions and the IPO, including expenses associated with third-party advisors, proxy solicitations of mutual fund shareholders for transaction consents, vendor contract early termination costs, impairment of receivables recorded in connection with an acquisition and severance, retention and transaction incentive compensation;

•                  Adding back debt issuance costs;

•                  Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO; and

•                  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP net income to calculate Adjusted Net Income are:

•                  Adding back other business taxes;

•                  Adding back GAAP amortization of acquisition-related intangibles;

•                  Adding back the expense associated with stock-based compensation associated with equity issued from pools that were created in connection with the management-led buyout with Crestview GP from KeyCorp, the Munder Acquisition and the RS Acquisition and as a result of any equity grants related to the IPO;

•                  Adding back direct incremental costs of acquisitions and the IPO, including expenses associated with third-party advisors, proxy solicitations of mutual fund shareholders for transaction consents, vendor contract early termination costs, impairment of receivables recorded in connection with an acquisition and severance, retention and transaction incentive compensation;

•                  Adding back debt issuance costs;

•                  Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO;

•                  Subtracting an estimate of income tax expense on the adjustments; and

•                  Subtracting the impact of remeasuring the U.S. net deferred taxes under the Tax Act.

Tax Benefit of Goodwill and Acquired Intangibles

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit.  The tax benefit of goodwill and intangibles represents the tax benefits associated with deductions allowed for intangibles and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangibles with a step-up in tax basis.